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                                                                    Exhibit 23.4


                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 7, 1995 included in Red Lion Inns Limited Partnership's Form 10-K for the year ended December 31, 1996, included in Boykin Lodging Company's Form 8-K dated January 28, 1998, and to all references to our Firm included in this Registration Statement.


                                                  Arthur Andersen LLP



Portland, Oregon,
 January 29, 1998